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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) June 6, 2006

SUPERIOR ESSEX INC.
(Exact name of registrant as specified in its charter)

Delaware	0-50514	20-0282396
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
150 Interstate North Parkway, Atlanta, Georgia 30339 (Address of Principal Executive Offices) (Zip Code)
(770) 657-6000 (Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Definitive Material Agreement

        On June 6, 2006, Superior Essex Inc. (the "Company") entered into an Underwriting Agreement (the "Underwriting Agreement") with UBS Securities LLC and J.P. Morgan Securities Inc. as representatives of the several underwriters named therein (the "Underwriters"), pursuant to which the Company will sell to the Underwriters 2,700,000 shares of the Company's common stock, par value $0.01. The shares are being issued pursuant to the Company's shelf registration on Form S-3 (Registration No. 333-124577).

Item 7.01. Regulation FD Disclosure

        The following information is furnished pursuant to Item 7.01, "Regulation FD Disclosure."

        On June 6, 2006, Superior Essex Inc. issued a press release announcing the pricing of its offering of 2,700,000 shares of its common stock in an underwritten public offering. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

  (d)
  Exhibits:

Exhibit Number	Description

1.1	Underwriting Agreement dated June 6, 2006 by and among the Company, UBS Securities LLC and J.P. Morgan Securities Inc. as representatives of the several underwriters named in the Underwriting Agreement.
5.1	Opinion of Kilpatrick Stockton LLP.
23.1	Consent of Kilpatrick Stockton LLP (included in Exhibit 5.1).
99.1	Press Release dated June 6, 2006.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR ESSEX INC.
Dated: June 6, 2006
By:
/s/ DAVID S. ALDRIDGE Name: David S. Aldridge
Title: Executive Vice President, Chief Financial Officer and Treasurer

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SIGNATURES